Exhibit 10.9

Date: 04/25/2019

LMP FINANCE, LLC

601 N State Road 7

Plantation, FL 333172128

Application #: 100-321-4503 / V8

Dear: SAMER TAWFIK

Mercedes-Benz Financial Services, business unit of Mercedes-Benz Financial Services USA LLC, is pleased to make the following approval to LMP FINANCE, LLC for the acquisition of the equipment described herein. This Approval is subject to the terms and conditions outlined below.

Expiration Date:

*	This approval will expire on 04/30/2020 (the “Expiration Date”). Any transactions funded pursuant to this Approval must be presented to Mercedes-Benz Financial Services at least five (5) business days prior to the Expiration Date.

Line of Credit Amount:

*	$3,500,000.00

*	All amounts funded pursuant to this Approval shall deplete the Total Approved Amount / Total Adjusted Capitalized Cost on a pro rata basis (e.g., funding a $50,000 contract shall decrease the funds available under the Total Approved Amount / Total Adjusted Capitalized Cost by $50,000). Payment made by LMP FINANCE, LLC on accounts funded pursuant to this Approval will replenish the credit available under the Total Approve Amount / Total Adjusted Capitalized Cost provided that at no time shall the amounts outstanding under this Approval exceeded the Total Approved Amount / Total Adjusted Capitalized Cost.

Group # 1 - $3,500,000.00
Equipment: New Car

Approved Terms of Contract(s):

*	Retail

*	36 Months and 30.00% Balloon

*	Trac Lease

*	36 Months and 30.00% Residual

Interest Rate:

*	Please contact MERCEDES-BENZ FINANCIAL SERVICES USA LLC

Contract Requirements for All Groups:
MB Fleet Retail Commitment Items

*	Retail Dealer Transaction Summary- MBFF0024

MB Fleet Trac Lease Commitment Items

*	Lease Agreement TracLease MBFF0001
*	Lease Dealer Transaction Summary- MBFF0014

*	Schedule A Trac MBFF0002

Requirements:

☐	Insurance Certificate listing Mercedes-Benz Financial Services USA LLC as loss payee for retail contracts and/or Daimler Trust as loss payee and additional insured for leases. Physical damage insurance for the greater of Actual Cash Value or the amount financed, with a deductible of not more than $10,000 per unit and, if Leasing, combined single limit coverage of not less than $1,000,000 Liability Insurance is also required

☐	Notice of Requirement to Provide Insurance- MBFF0020

☐	Mercedes-Benz Financial Services USA LLC will require an Authorization to Conduct a Credit Investigation signed by each personal and corporate guarantor. (MBFF3039) - ( MBFF3039 )

☐	Documentation must be signed by President/Vice-President (for Corporations) or Member/Manager (for LLC), otherwise a Certificate of Authority- Global form- MBFF0030 is required. All signatures (on every document) must be accompanied with the signer's title.

☐	Titling Requirements: a) For Retail, provide a copy of completed Title Application showing Mercedes-Benz Financial Services USA LLC as Lienholder using the following address (except in NJ): PO Box 279319, Sacramento, CA 95827. For state specific lienholder codes and addresses refer to the Information Notices under "Title P.O. Boxes and Addresses Updated" which can be located in the Notices Section on F&I Pro. b) For Leases, provide a copy of completed Title Application showing Daimler Trust as Owner and Daimler Title Co. as Lienholder. Use the following address for Daimler Trust as Owner: 13650 Heritage Pkwy, 1st Floor, Fort Worth, TX 76177. Use the following address for Daimler Title Co. : PO Box 279274, Sacramento, CA 95827. For state specific lienholder codes and addresses refer to the Information Notices under "Title P.O. Boxes and Addresses Updated" which can be located in the Notices Section on F&I Pro.

☐	Continuing Cross Guaranty of SAMER TAWFIK & LMP Automotive Holdings, Inc. & LMP Motors.com, LLC for LMP Finance, LLC - MBFF0009

☐	10% down payment required for each financed unit.

☐	Annual company prepared or better financial statements required within 90 days of FYE.

In order to better service your new account, we offer consolidated billing and AUTO-PAY®. Please inform your contact at MERCEDES -BENZ FINANCIAL SERVICES USA LLC of your preference prior to taking delivery.

Please ship all contract packages to the following addresses:

FedEx users: 4054 Willow Lake Blvd, Suite 2079, Memphis, TN 38153

UPS or USPS users: 3268 Progress Way, Suite 2079, Wilmington, OH 45177

As part of a like-kind exchange program, Mercedes-Benz Financial Services has engaged MBF Account Services LLC as a qualified intermediary. Mercedes-Benz Financial Services has or will assign to MBF Account Services LLC its rights (but not its obligations) for the purchase of equipment in the lease(s) approved in this letter.

Notwithstanding the foregoing, Mercedes-Benz Financial Services may cancel this Approval at any time for any reason upon notice to Applicant. Further, Mercedes-Benz Financial Services has no obligation to fund if the Applicant is in default of any obligations owed to Mercedes-Benz Financial Services USA LLC.

Mercedes-Benz Financial Services is pleased to be the source for your financing needs and looks forward to assisting you far into the future. If you have any questions, please do not hesitate to contact MERCEDES-BENZ FINANCIAL SERVICES USA LLC.

Sincerely,

Peter Brant

Fleet Credit Analyst